                                                                    EXHIBIT 24-3

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being the Plan Administrators of the Berkshire Energy Resources Retirement Savings Plan and the Berkshire Energy Resources Retirement Savings Plan for Union Employees, hereby constitute and appoint L. Blum, Esq. and T. Borkowsky, Esq., and each of them (with full power to each of them to act alone) their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and on their behalf and in their name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, in connection with the proposed offering of 500,000 shares of Energy East Corporation's Common Stock ($.01 Par Value) through the Berkshire Energy Resources Retirement Savings Plan and the Berkshire Energy Resources Retirement Savings Plan for Union Employees and the interests of the participants in such Plans, any and all amendments to such Registration Statement and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as they might or could do.

    IN WITNESS WHEREOF, the undersigned have set their hands this 19th day of March, 2001.

                                               /s/ R.M. ALLESSIO
                                               --------------------------------------------
                                               R.M. Allessio

                                               /s/ R.D. KUMP
                                               --------------------------------------------
                                               R.D. Kump

                                               /s/ R.R. BENSON
                                               --------------------------------------------
                                               R.R. Benson